Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Carol Fabrizio, (720) 524-5025, cfabrizio@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended April 21, 2019
BROOMFIELD, Colo. - April 26, 2019 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through April 21, 2019, and for the prior year period through April 22, 2018. The reported ski season metrics are for our North American mountain resorts, and the metrics exclude results from our Australian resorts and our urban ski areas in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.

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Season-to-date total lift ticket revenue at the Company’s North American mountain resorts, including an allocated portion of season pass revenue for each applicable period, was up 9.3% compared to the prior year season-to-date period.

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Season-to-date ski school revenue was up 6.5% and dining revenue was up 7.0% compared to the prior year season-to-date period. Retail/rental revenue for North American resort store locations was up 6.2% compared to the prior year season-to-date period.

•	Season-to-date total skier visits for the Company’s North American mountain resorts were up 6.8% compared to the prior year season-to-date period.
Commenting on the ski season to date, Rob Katz, Chief Executive Officer, said, “We are pleased with our overall results as the 2018/2019 North American ski season concludes, with strong growth in visitation and spending compared to the prior year. The results from the key holiday weeks through the spring were largely in line with our original expectations as we saw strong destination visitation following the challenging early season period. Our results throughout the 2018/2019 North American ski season highlight the growth and stability resulting from our season pass, the benefit of our geographic diversification, the investments we make in our resorts and the success of our sophisticated, data-driven marketing efforts.”
Regarding the outlook for fiscal 2019, Katz said, "The strong finish to the season produced results that were in line with the Resort Reported EBITDA guidance we issued on March 8, 2019, which included $12 million of acquisition and integration related expenses, including $2 million for the Falls Creek and Hotham acquisitions and excluded any operating results or stamp duty payments related to the Falls Creek and Hotham acquisition. We plan to provide more details on our updated fiscal year 2019 outlook, including the impact of the acquisition of Falls Creek and Hotham, in our June 2019 earnings release.”
Discussing spring season pass sales results, Katz continued, “Our attention is already turning to the 2019/2020 season with spring season pass sales underway.  Guests continue to be attracted to the compelling network of resorts available on our pass and our spring benefits, which include the ability to buy a pass for only $49 down. To date, we have seen solid growth in our non-military pass sales, on top of the record pass sales results we saw last spring. We are seeing particularly strong growth in pass sales among destination guests and are seeing good enthusiasm for our Epic Day Pass, but expect the primary impact of this new product to be later in the fall. We are seeing continued high engagement on our Military pass products and are now in the process of validating those purchases. We will have more to share on all of these trends in our June earnings call.”
Basis of Presentation
The reported ski season metrics include growth for estimated season pass revenue based on fiscal 2019 North American season pass sales compared to fiscal 2018 North American season pass sales and the metrics are adjusted as if Steven Pass and Triple Peaks, LLC were owned in both periods and adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results. The reported ski season metrics are for our North American mountain resorts, and the metrics exclude results from our Australian resorts and our urban ski areas in both periods.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. The Company's subsidiaries operate 17 world-class mountain resorts and three urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Stowe and Okemo in Vermont; Mount Sunapee in New Hampshire; Stevens Pass in Washington; Perisher in New South Wales, Australia; Falls Creek and Hotham in Victoria, Australia; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including our expectations regarding our fiscal 2019 performance, including our expected Resort Reported EBITDA and our expectations regarding 2019/2020 season pass sales, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data; risks related to cyber-attacks; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options and changing consumer preferences; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including recent acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities; risks associated with uncertainty of the impact of recently enacted tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, which was filed on September 28, 2018. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.
All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.